Exhibit 99.1

Starboard Value Acquisition Corp. Announces Pricing of Upsized $360 Million Initial Public Offering

NEW YORK – September 9, 2020 – Starboard Value Acquisition Corp. (the “Company” or “SVAC”) today announced the pricing of its initial public offering of 36,000,000 units upsized from 30,000,000 units, at a price of $10.00 per unit. The units will be listed on The Nasdaq Stock Market (the “Nasdaq”) and will trade under the ticker symbol “SVACU” beginning on September 10, 2020. Each unit consists of one share of Class A common stock, one-sixth of one redeemable warrant, and a contingent right to receive at least one-sixth of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A common shares and the warrants are expected to be listed on the Nasdaq under the symbols “SVAC” and “SVACW,” respectively. The offering is expected to close on September 14, 2020.

SVAC is a new blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company’s sponsor, SVAC Sponsor LLC (the “Sponsor”), is an affiliate of Starboard Value LP.

While the Company may pursue an acquisition opportunity in any industry or sector, it intends to focus on industries that align with the background and experience of its Sponsor and Industry Advisors. These industries include the technology, healthcare, consumer, industrials and hospitality & entertainment sectors.

UBS Securities LLC, Stifel, Nicolaus & Company, Incorporated and Cowen and Company, LLC are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 5,400,000 units to cover over-allotments, if any.

Registration statements relating to these securities became effective on September 9, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained, when available, for free by visiting EDGAR on the website of the U.S. Securities and Exchange Commission (the "SEC") at www.sec.gov. Alternatively, copies of the prospectus may be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by email at ol-prospectusrequest@ubs.com or by telephone at (888) 827-7275; Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by email at syndprospectus@stifel.com or by telephone at 415-364-2720; and Cowen and Company, LLC, Attn: Prospectus Department, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com, or by telephone at (833) 297-2926.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering, the anticipated use of the net proceeds and search for an Initial Business Combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk factors” section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Dan Gagnier / Jeffrey Mathews

Gagnier Communications

646-569-5897

SVAC@gagnierfc.com

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